Exhibit 5.2

November 28, 2017

CyrusOne Inc.

2101 Cedar Springs Road, Suite 900

Dallas, Texas 75201

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), CyrusOne Finance Corp., a Maryland corporation (“FinCo” and, together with the Operating Partnership, the “Issuers”), and CyrusOne GP, a Maryland statutory trust (the “General Partner”  and, together with the Company and the Issuers, the “Maryland Notes Parties”), in connection with certain matters of Maryland law arising out of the filing of a Registration Statement (as defined below) on Form S-4 by the Issuers relating to the proposed issuance and offer to exchange (i) up to $700,000,000 in aggregate principal amount of the Issuers’ new 5.000% Senior Notes due 2024 (the “Exchange 2024 Securities”) for a like aggregate principal amount of outstanding 5.000% Senior Notes due 2024 (the “Original 2024 Securities”) and (ii) up to $500,000,000 in aggregate principal amount of the Issuers’ new 5.375% Senior Notes due 2027 (the “Exchange 2027 Securities” and, together with the Exchange 2024 Securities, the “Exchange Securities”) for a like aggregate principal amount of outstanding 5.375% Senior Notes due 2027 (the “Original 2027 Securities” and, together with the Original 2024 Securities, the “Original Securities”) and the guarantee by the Company and the General Partner (the “Exchange Securities Guarantees”) of the obligations of the Issuers under the Exchange Securities, covered by the above-referenced registration statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Issuers with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).   The Issuers issued (i) $500,000,000 of the Original 2024 Securities on March 17, 2017 (the “Initial 2024 Notes”) and $200,000,000 of the Original 2024 Securities on November 3, 2017 (the “Additional 2024 Notes”) and (ii) $300,000,000 of the Original 2027 Securities on March 17, 2017 (the “Initial 2027 Notes”) and $200,000,000 of the Original 2027 Securities on November 3, 2017 (the “Additional 2027 Notes”). The Exchange Securities and Exchange Securities Guarantees are to be issued pursuant to the Indentures (as defined herein).

In connection with our representation of the Maryland Notes Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Exchange Securities;

2.            The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.            Certificates of the SDAT as to the good standing of each of the Maryland Notes Parties, dated as of a recent date;

5.            The Certificate of Limited Partnership of the Operating Partnership, certified by the SDAT;

6.            The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, certified as of the date hereof by an officer of the Company;

7.            The charter of FinCo, certified by the SDAT;

8.            The Bylaws of FinCo, certified as of the date hereof by an officer of FinCo;

9.            The Certificate of Trust of the General Partner, certified by the SDAT;

10.         The Declaration of Trust of the General Partner, certified by an officer of the Company;

11.         Resolutions adopted by the Board of Directors of the Company relating to authorization of (a) the sale and issuance of the Original Securities, (b) the issuance of the Exchange Securities, (c) the guarantees of the Original Securities by the Company and the General Partner and (d) the Exchange Securities Guarantees, certified as of the date hereof by an officer of the Company;

12.         Resolutions adopted by the Board of Directors of FinCo relating to the authorization of (a) the sale and issuance of the Original Securities and (b) the issuance of the Exchange Securities, certified as of the date hereof by an officer of FinCo;

13.         The Indenture (2024), dated as of March 17, 2017 (the “2024 Indenture”), by and among the Maryland Notes Parties, the other guarantors party thereto (the “Other Guarantors”) and Wells Fargo Bank, N.A., as trustee (and the Exchange Securities Guarantees set forth therein);

14.         The Indenture (2027), dated as of March 17, 2017 (the “2027 Indenture” and, together with the 2024 Indenture, the “Indentures”), by and among the Maryland Notes Parties, the Other Guarantors and Wells Fargo Bank, N.A., as trustee (and the Exchange Securities Guarantees set forth therein);

15.         The Registration Rights Agreement (Initial 2024 Notes), dated as of March 17, 2017, by and among the Maryland Notes Parties, the Other Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (the “March Representatives”), as representatives of the initial purchasers of the Initial 2024 Notes;

16.         The Registration Rights Agreement (Initial 2027 Notes), dated as of March 17, 2017, by and among the Maryland Notes Parties, the Other Guarantors and the March Representatives, as representatives of the initial purchasers of the Initial 2027 Notes;

17.         The Registration Rights Agreement (Additional 2024 Notes), dated as of November 3, 2017, by and among the Maryland Notes Parties, the Other Guarantors and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. (the “November Representatives”), as representatives of the initial purchasers of the Additional 2024 Notes;

18.         The Registration Rights Agreement (Additional 2027 Notes), dated as of November 3, 2017, by and among the Maryland Notes Parties, the Other Guarantors and the November Representatives, as representatives of the initial purchasers of the Additional 2027 Notes;

19.         A certificate executed by an officer of each of the Company and FinCo, dated as of the date hereof; and

20.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Maryland Notes Parties) is duly authorized to do so.

3.            Each of the parties (other than the Maryland Notes Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Exchange Securities, if and when issued, will have substantially identical terms as the applicable Original Securities and will be issued in exchange therefor as contemplated by the applicable Indenture and the Registration Statement.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions covered by, and the issuance of, this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            Each of the Company and FinCo is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.            The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

4.            The Company has the corporate power to enter into and perform its obligations under the Indentures and, in its own capacity, to enter into and perform its obligations under the Exchange Securities Guarantees.

5.            The General Partner has the trust power to enter into and perform its obligations under the Indentures and to enter into and perform its obligations under the Exchange Securities Guarantees.

6.            FinCo has the corporate power to enter into and perform its obligations under the Indentures and the Exchange Securities.

7.            The Operating Partnership has the limited partnership power to enter into and perform its obligations under the Indentures and the Exchange Securities.

8.            The execution and delivery by each of the Maryland Notes Parties of the Indentures (including the Exchange Securities Guarantees set forth therein) have been duly authorized by all necessary corporate, trust or limited partnership action, as applicable, on the part of the Maryland Notes Parties.

9.            The Indentures, including the Exchange Securities Guarantees set forth therein, have been duly authorized, executed and, so far as is known to us, delivered by the Maryland Notes Parties.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.  We note that the Indentures are governed by the laws of the State of New York.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  Cravath, Swaine & Moore LLP, counsel to the Company, may rely on this opinion in connection with their opinion of even date herewith.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP